Exhibit 99

                                                                News Release

        NATIONAL PATENT NAMES HARVEY EISEN AS SUCCESSOR TO JEROME FELDMAN
WILL ASSUME CHAIRMAN AND CEO POSITIONS UPON EXPIRATION OF MR. FELDMAN'S CONTRACT

    Five Star subsidiary names S. Leslie Flegel Chairman and John Belknap CEO


White Plains, New York - March 5, 2007 - National Patent Development Corporation (OTC Bulletin Board: NPDV.OB), a holding company with interests in paint and hardware distribution, optical plastics, pharmaceuticals and certain real estate, today announced the appointment of Harvey P. Eisen as the successor to Jerome I. Feldman, Chairman and Chief Executive Officer of National Patent, effective upon the termination of Mr. Feldman's employment contract. Mr. Feldman's contract will terminate on May 31, 2007 unless earlier terminated by mutual agreement of the parties.

Mr. Eisen, a Director of National Patent since 2004, is the Chairman and Managing Member of Bedford Oak Management, LLC, an investment management firm. With over thirty years of investment management experience, Mr. Eisen is often quoted on business and financial matters by the national media, including The Wall Street Journal and The New York Times, and appears frequently on CNN and CNBC.

National Patent's majority-owned subsidiary, Five Star Products, Inc. (OTC Bulletin Board: FSPX.OB), a home decorating, hardware, paint and finishing products distributor, today announced the appointment of S. Leslie Flegel as Chairman and John C. Belknap as Chief Executive Officer of Five Star. Mr. Flegel was also elected to the National Patent Board of Directors.

Mr. Flegel, until recently, was Chairman and CEO of Source Interlink Companies, which he founded. A veteran entrepreneur and expert in expanding distribution franchises, he grew Source Interlink from its origins as a niche publishing services provider through a series of strategic acquisitions in magazine and CD/DVD distribution, ultimately developing it into a national platform serving the home entertainment needs of mass-market and specialty retailers.

Mr. Belknap, who also serves as a Director of National Patent, has a diversified background including past service as Chief Financial Officer of two Fortune 500 companies, Richfood Holdings, Inc., a distributor and retailer of food products, and OfficeMax, Inc., a leader in both business-to-business and retail office products. Mr. Belknap has extensive experience in turnarounds, mergers and acquisitions, leveraged buyouts and high growth operations.

About National Patent Development Corporation

National Patent Development Corporation (OTC Bulletin Board: NPDV.OB) owns approximately 66% of Five Star Products. In addition, it owns approximately 14% of Valera Pharmaceuticals, Inc. (NASDAQ: VLRX). In December, 2006, Valera entered into a merger agreement with Indevus Pharmaceuticals, Inc. (NASDAQ:
IDEV) which is expected to be completed on or around April 30, 2007. National Patent also owns and operates an optical plastics business through its wholly owned subsidiary, MXL Industries, Inc., and owns certain real estate.

About Five Star Products, Inc.

Five Star Products, Inc. (OTC Bulletin Board: FSPX.OB), with annual revenues exceeding $100 million, is engaged in the wholesale distribution of home decorating, hardware, paint and finishing products in twelve states with emphasis in the greater New York market. The company distributes products to approximately 3,500 independent retail dealers, which include lumber yards, do-it yourself centers, independent hardware stores, and paint stores. The company distributes a range of private label products sold under the "Five Star" name. Five Star operates two warehouse facilities, the primary one located in East Hanover, NJ and another in Newington, CT.

Safe Harbor Statement

The forward-looking statements contained herein reflect the current views of the respective managements of National Patent Development Corporation and Five Star Products, Inc. with respect to future events and financial performance. These forward-looking statements are subject to certain risks, uncertainties, assumptions and changes in condition that could cause actual results to differ materially from those in the forward-looking statements, all of which are difficult to predict and many of which are beyond the control of either National Patent or Five Star Products, including, but not limited to the risks, uncertainties, assumptions and changes in condition detailed in National Patents' and Five Star Products' respective periodic reports and registration statements filed with the Securities and Exchange Commission.



Contact:
For further information, contact John Belknap at 914.249.9729